October 2, 2020

Frank Funds

781 Crandon Boulevard, Unit 602

Key Biscayne, FL 33149

Re: Frank Funds File Nos. 333-113657 and 811-21532

Dear Board Members:

Legal opinions that we prepared were filed with Post-Effective Amendments No. 5 and No. 32 to the Frank Funds’ Registration Statement (the "Registration Statement") (the “Legal Opinions”).  We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 38 to the Registration Statement (the "Amendment").  We also consent to all references to us in the Amendment.

Very truly yours,

________________

Thompson Hine LLP